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                                                                 EXHIBIT 10.3(a)

                            PROASSURANCE CORPORATION

                              STOCK OWNERSHIP PLAN

                                 JANUARY 1, 2002
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                                TABLE OF CONTENTS

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                                                                                      PAGE
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
1.       DEFINITIONS................................................................    1
2.       ADMINISTRATION.............................................................    5
3.       ELIGIBILITY................................................................    5
4.       METHOD OF PARTICIPATION....................................................    6
5.       ACCOUNTING.................................................................    8
6.       LOANS FROM CORPORATION.....................................................    9
7.       PARTICIPANT'S RIGHTS AS SHAREHOLDER.......................................    12
8.       RIGHTS NOT TRANSFERABLE...................................................    12
9.       WITHDRAWAL OF SHARES......................................................    13
10.      PARTICIPANT'S RIGHT TO PUT SHARES.........................................    14
11.      TERMINATION OR AMENDMENT OF PLAN..........................................    15
12.      SPECIAL TRANSITION RULES..................................................    15

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                            PROASSURANCE CORPORATION
                              STOCK OWNERSHIP PLAN

         Effective December 1, 1992, the Board of Directors of Mutual Assurance, Inc. adopted the Mutual Assurance, Inc. Open Market Stock Purchase Plan (the "Plan") to provide incentives to a broad base of employees of Mutual Assurance, Inc. and its subsidiaries in connection with the purchase of the common stock of Mutual Assurance, Inc. Following a corporate reorganization, MAIC Holdings, Inc. assumed the sponsorship of the Plan. Effective August 31, 1995, the name of the Plan was changed to the MAIC Holdings, Inc. Open Market Stock Purchase Plan, and, effective on and after August 31, 1995, shares of the common stock of MAIC Holdings, Inc. were purchased pursuant to the provisions of the Plan. Effective June 21, 1996, the name of the Plan was changed to the MAIC Holdings, Inc. Thrift Plan. Thereafter, the corporate name of MAIC Holdings, Inc. was changed to Medical Assurance, Inc. Effective June 27, 2001, as a result of a corporate reorganization, shares of the common stock of ProAssurance Corporation (the "Corporation") were substituted for shares of Medical Assurance, Inc. under the Plan. Effective January 1, 2002, the Corporation is assuming the sponsorship of the Plan, the Plan is being restated and amended to make certain changes and improvements therein, and the name of the Plan is being changed to the ProAssurance Corporation Stock Ownership Plan.

         1. DEFINITIONS. For purposes of this Plan, the following terms shall have the meanings hereinafter described:

                  (a) The term "Account" shall mean the bookkeeping subaccounts established for each Participant in accordance with paragraph 5 below.


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                  (b) The term "Agent" shall mean the independent agent
         appointed by the Plan Administrator to assist it in the administration of the Plan as herein provided. Any reference to the Plan Administrator shall be deemed to include the Agent to the extent that the Plan Administrator has engaged the Agent to perform its obligations hereunder.

                  (c) The term "Change of Control" shall occur, with respect to the Corporation or a Participating Employer, when any "Person," as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "1934 Act"), other than a person in control of the Corporation or a Participating Employer on the Effective Date, either (i) becomes the "Beneficial Owner," as defined by Rule 13d-3 of the regulations promulgated by the SEC under the 1934 Act, directly or indirectly, of more than 50.1% of the then outstanding voting securities of the Corporation or of a Participating Employer; or (ii) purchases or acquires substantially all of the assets of the Corporation or a Participating Employer with the result that the Corporation or the Participating Employer ceases to function as part of an insurance holding company system that offers medical professional liability insurance; or (iii) is a party to a merger, consolidation or reorganization with the Corporation or a Participating Employer that results in the shareholders as of the Effective Date of the Corporation or a Participating Employer being the Beneficial Owners of less than 50.1% of the combined voting power of the surviving entity.

                  (d) The term "Common Stock" shall mean the common stock of the Corporation, having a par value of $.01 each.

                  (e) The term "Corporation" shall mean ProAssurance Corporation, a corporation organized and existing under the laws of the State of Delaware.


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                  (f) The term "Director" shall mean an individual who is not an
         Employee and who is serving on the Board of Directors of the Corporation or a Participating Employer.

                  (g) The term "Effective Date" shall mean the effective date of this amended and restated plan which is January 1, 2002.

                  (h) The term "Employee" shall mean each common-law employee of a Participating Employer who is scheduled to work at least twenty (20) hours per week. An individual who is absent from work due to a leave of absence which has been approved by his Participating Employer and who, prior to the commencement of such leave of absence, was regularly scheduled to work at least twenty (20) hours per week, will be considered to be an Employee during such leave of absence, provided that such individual returns to active employment immediately following the expiration of the leave of absence.

                  (i) The term "Loan" shall mean a loan made by the Corporation to a Participant in accordance with the terms of the Plan.

                  (j) The term "Loan Proceeds" shall mean the proceeds of any Loan made by the Corporation to a Participant.

                  (k) The term "Loan Shares" shall mean the shares of Common Stock purchased for the Account of a Participant with the Loan Proceeds attributable to a Loan made to such Participant. Prior to the Effective Date, Loan Shares were called "Thirty-Five Percent Shares."

                  (l) The term "Participant" shall mean an Employee who is eligible to participate in the Plan and for whom an Account has been established.


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                  (m) The term "Participant Shares" shall mean collectively the shares of Common Stock deposited by a Participant as Share Deposits and the shares of Common Stock purchased for the Account of a Participant with his Cash Deposits. Prior to the Effective Date, Participant Shares were called "Sixty-Five Percent Shares."

                  (n) The term "Participating Employer" shall mean the Corporation and each wholly-owned (direct or indirect) subsidiary of the Corporation which may elect to participate in the Plan for the benefit of its eligible Employees.

                  (o) The term "Participation Date" shall mean each March 1st, June 1st, September 1st, and December 1st occurring after the Effective Date and during the continuance of the Plan; provided, however, that if such date is not a business day, the Participation Date will be the next business day following such March 1st, June 1st, September 1st, or December 1st.

                  (p) The term "Participation Period" shall mean each three (3) month period commencing on a Participation Date, except that the first Participation Date after the Effective Date will begin on January 1, 2002 and end on February 28, 2002.

                  (q) The term "Plan" shall mean this ProAssurance Corporation Stock Ownership Plan, as the same may from time to time be amended.

                  (r) The term "Plan Administrator" shall mean the Corporation, unless the Corporation shall elect to appoint another entity or person as the Plan Administrator.

                  (s) The term "Plan Year" shall mean the calendar year.

                  (t) The term "Retirement" shall mean a Participant's termination of employment at or following his attainment of the age of fifty-five (55) or prior thereto with the consent and approval of his Participating Employer.


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                  (u) The term "Share Deposit" shall mean the shares of Common
         Stock deposited by a Participant with the Plan Administrator as collateral for a Loan in accordance with the terms of the Plan.

                  (v) The term "Value" shall mean, with respect to the valuation of each share included in a Share Deposit on the March 1st Participation Date, the average closing price of a share of Common Stock as reported by the New York Stock Exchange on each business day during the calendar month of December.

         2. ADMINISTRATION. The Plan Administrator will be responsible for the administration of the Plan including, without limitation, the determination of the eligibility of Employees to participate in the Plan, the collection of Cash Deposits and Share Deposits from Participants, the making of Loans, the purchase of Shares of Common Stock, and the allocation of such shares of Common Stock to the Accounts of Participants, and the maintenance of Account and Loan records. The Plan Administrator shall also have the right to interpret the Plan and its determinations shall be conclusive and binding on all parties. To assist it in the administration of the Plan, the Corporation may appoint an Agent to perform any or all of the functions of the Plan Administrator.

         3. ELIGIBILITY. An Employee or Director will become eligible to participate in the Plan in accordance with the following:

                  (a) Any Employee who has completed at least six (6) months of employment with one or more Participating Employers and any Director who has served as a member of the Board of Directors of one or more Participating Employers for at least six (6) months during the calendar year ending December 31, 2001, is eligible to participate in the Plan on the Effective Date.


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                  (b) After the Effective Date, any Employee who completes at least six (6) months of employment with one or more Participating Employers and any Director who serves on the Board of Directors of one or more Participating Employers for at least six (6) months, will be eligible to participate in the Plan commencing with the first day of any Participation Period thereafter, provided that he is in the active service of the Participating Employer or on an approved leave of absence on such date.

                  (c) No Employee or Director can participate in the Plan if such Employee or Director, at any time immediately after the stock is purchased under the Plan, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation. For purposes of determining the stock ownership percentage of an Employee and Director: (i) the Employee or the Director shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, and beneficiaries.

                  (d) If a Participant elects to stop making Payroll Deposits during a Participation Period, such Participant must wait until the next Plan Year to reenroll in the Plan.

         4.       METHOD OF PARTICIPATION.

                  (a) An Employee or Director who is eligible to participate in the Plan may become a Participant during any Participation Period by executing and filing with the Plan


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Administrator a written enrollment form (in such form as may be prescribed by the Plan Administrator from time to time) for any one of the following elections:


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                           (i) A Participant may elect to make Cash Deposits
                  during such Participation Period through payroll deductions by completing, executing and filing an enrollment form with the Plan Administrator at least thirty (30) days prior to the commencement of such Participation Period indicating thereon the total dollar amount that such Participant desires to be deducted from his compensation during such Participation Period. The Cash Deposits through payroll deductions are subject to a minimum rate of $5.00 for each regularly scheduled compensation payment during the Participation Period. A Participant may elect to terminate his election to make Cash Deposits through payroll deductions at any time by delivery of written notice to the Plan Administrator in which event no further installments of the Cash Deposit will be paid from his compensation during such Participation Period; or

                           (ii) With respect to the March 1st Participation Date
                  only, a Participant may elect to make a Cash Deposit or Share Deposit in a lump sum in advance of the March 1st Participation Date by completing, executing and filing an enrollment form with the Plan Administrator during the month of January preceding such date; provided that the minimum amount of any lump sum Cash Deposit, and the minimum Value of any lump sum Share Deposit, shall be $1000.

                           (iii) Loans will be funded by the Corporation within
                  thirty (30) days after each respective Participation Date.

                  (b) On or before the later of (1) the fifth (5th) business day following the funding of the Loan, or (2) the earliest date on which shares of Common Stock are reasonably available for purchase, the Plan Administrator will apply the cash then held for the Accounts of Participants toward the purchase of such number of shares of Common Stock as can then be purchased in ordinary brokerage transactions in the public market. The Plan Administrator will allocate the shares so purchased (including fractional shares) to each Participant's Participant Shares Subaccount and Loan Shares Subaccount, as provided in paragraph 5 below.

         5. ACCOUNTING. An Account shall be established in the name of each Participant. Such Account will further be divided into subaccounts as follows:


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                  (a) Cash Subaccount. All Cash Deposits and investment earnings attributable to such Cash Deposits will be allocated to the Cash Subaccount. Pending purchases of Common Stock hereunder, the Cash Subaccount will be invested in short term obligations such as money market funds, savings accounts, and/or certificates of deposit.

                  (b) Participant Shares Subaccount. All Share Deposits and all shares of Common Stock purchased with monies from the Cash Subaccount will be allocated to the Participant Shares Subaccount.

                  (c) Loan Shares Subaccount. All Loan Proceeds and shares of Common Stock purchased with such Loan Proceeds will be allocated to the Loan Shares Subaccount.

         6.       LOANS FROM CORPORATION.

                  (a) The Corporation shall make a Loan to each Participant who participated in the Plan during the preceding Participation Period on the terms and conditions hereinafter set forth:

                           (1) The amount of the Loan will be based on the
                  amount of the Cash Deposits and Share Deposits made by the Participant during the Plan Year as follows:

                               (A)     The Company will make a loan to the
                                       Participant equal to 100% of the
                                       first $2,000 of the sum of the Cash
                                       Deposits and the Value of Share
                                       Deposits made during any Plan Year;
                                       and

                               (B)     The Company  will make a loan to the
                                       Participant equal to 50% of the next
                                       $8,000 of the sum of the Cash Deposits
                                       and the Value of Share Deposits made
                                       during the Plan Year.

                           (2) The Loan shall be funded by the Corporation in
                  accordance with subparagraph 4(a)(iii) above.

                           (3) The Loan proceeds will be applied to the purchase
                  of shares of Common Stock in accordance with subparagraph 4
                  (b) above.


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                  (b) Each Loan will bear interest at the prime rate as
         published in the Wall Street Journal on the Participation Date (the "prevailing rate"). Principal and interest on the Loan will be due and payable on the first to occur of the following (the "Due Date"): (i) three (3) years from the date on which the Loan is made; or (ii) the date on which the Participant ceases to be an Employee for whatever cause. A Loan may be prepaid at any time without penalty.

                  (c) Each Loan will be secured by (i) the shares of Common Stock purchased with Cash Deposits made during the Participation Period preceding the Participation Date for the Loan; (ii) the shares of Common Stock deposited as Share Deposits in the Participation Period preceding the Participation Date for the Loan; and (iii) the shares of Common Stock purchased with the Loan Proceeds from the Loan. Such shares of Common Stock shall also secure all other Loans made by the Corporation to such Participant so long as they are held by the Plan Administrator. The Loan shall be nonrecourse in that no Participant shall have personal liability for any deficiency arising after the net proceeds from the sale of the shares of Common Stock securing the Loan have been applied to the repayment of the Loan. Subject to subparagraph
         (d) below, the Plan Administrator shall hold the shares of Common Stock securing a Loan until they are distributed to the Participant in accordance with paragraph 9 below.

                  (d) All principal and accumulated interest on a Loan will be repaid to the Corporation by the Participant no later than thirty (30) days after the Due Date. If the Participant fails to make such payment, then the Corporation may, if the Participant shall not have cured such default within thirty (30) days after written notice of such default, declare


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

         all outstanding Loans made to the Participant immediately due and payable and cause all of the shares of Common Stock securing such Loans to be sold "at the market." The proceeds from the sale of such shares shall be first applied to the brokerage commissions and other expenses incurred in connection with the sale of the shares, next to the payment of the accumulated interest on the Loans, and finally to the payment of the principal of the Loans. Any balance remaining shall then be paid to the Participant.

                  (c) If the Loan has not been paid or previously become due and payable, all principal and accumulated interest on the Loan will be forgiven by the Corporation on the earlier of the following dates:

                           (i) On the Due Date of the Loan as provided in
                  subparagraph (b) above, provided that the Participant on such date is an Employee of a Participating Employer and has been an Employee of a Participating Employer continuously since the date that the Loan was made and for a period of three (3) years.

                           (ii) On the date that a Participant ceases to be an
                  Employee of a Participating Employer on or before the date specified in subparagraph (i) above by reason of (a) a determination by the Corporation that the Participant is disabled by illness or injury from performing his duties as an Employee; (b) the death of a Participant; or (c) the Retirement of a Participant.

                           (iii) On the date of a Change of Control of a
                  Participant's employer (other than the Corporation), provided, however, that if the Participant becomes an Employee of another Participating Employer within thirty (30) days after such Change of Control, such Loan will not be forgiven as a result of the Change of Control.

                           (iv) On the date of a Change of Control of the
                  Corporation.

                  (f) The written election form executed by each Participant (in such form as may be prescribed by the Plan Administrator from time to time) shall evidence the terms of Loans

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         hereunder and provide for the pledge of the shares of Common Stock as security for the Loans to be made to the Participant.

         7. PARTICIPANT'S RIGHTS AS SHAREHOLDER. The Participant will be the beneficial owner of the Participant Shares and the Loan Shares held by the Plan Administrator for the Account of a Participant. The Participant will have the right to vote such shares at any meeting of the shareholders of the Corporation and will receive all communications addressed by the Corporation to its shareholders. All dividends (other than stock dividends) paid with respect to such shares shall, at the option of the Corporation, either be paid to the Participant or credited to the Cash Subaccount of a Participant. Stock dividends or stock splits paid with respect to Participant Shares shall be credited to the Participant Shares Subaccount and stock dividends or stock splits paid with respect to Loan Shares shall be credited to the Loan Shares Subaccount. If the Corporation shall offer any subscription rights to its shareholders, the Plan Administrator shall to the extent it is able provide to each Participant who then has shares of Common Stock allocated to his Account the right to exercise, sell, or assign, in accordance with the terms thereof, all subscription rights issued with respect to the shares in his Account and to receive any shares subscribed for, free from pledge.

         8. RIGHTS NOT TRANSFERABLE. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either his right to participate in the Plan or his interest in any shares of Common Stock being held by the Plan Administrator for the Account of a Participant. Except as otherwise provided by law, the right and interest of a Participant under the Plan shall not be liable for or subject to the debts, contracts or liabilities of such Participant. If any such action is taken by the Participant, or any claim is asserted by any other party in respect of such right and interest, such action or claim will be treated as a default under any outstanding Loans made

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to such Participant, and the Corporation, except as it may be otherwise required by law, may sell any pledged shares as provided for in paragraph 6(d) hereof.

         9.       WITHDRAWAL OF SHARES.

                  (a) Except as provided in subparagraphs (b) and (c) below, a Participant may not withdraw any shares of Common Stock held by or for the Plan Administrator and allocated to the Participant's Account under the Plan.

                  (b) Upon payment in full of all principal and accumulated interest due on all outstanding Loans, the Participant may withdraw all of the shares of Common Stock held by the Plan Administrator and allocated to the Account of such Participant.

                  (c) Upon the repayment of a Loan, the Plan Administrator will cause to be distributed to the Participant from the shares of Common Stock held by the Plan Administrator and allocated to the Account of said Participant the shares of Common Stock pledged as collateral for such Loan in accordance with (i), (ii) and (iii) of subparagraph 6(c) above.

                  (d) In the case of any distribution of shares of Common Stock held in the Loan Shares Subaccount of a Participant, the Plan Administrator, if required by applicable law, shall withhold a portion of such shares so distributed for the purpose of generating funds to pay federal and state withholding taxes; provided that the Plan Administrator may at its election and at the request of a Participant make other arrangements for the payment of withholding taxes.

         10.      PARTICIPANT'S RIGHT TO PUT SHARES.

         For shares purchased prior to January 1, 2002:

                  (a) Upon a Participant's termination of employment for reasons other than his Retirement, the Participant shall have the right and option to sell to the Corporation all of the Loan Shares and/or Participant Shares then held by the Plan Administrator as security for the outstanding Loans made to the Participant on the following terms:

                           (i) The Participant may sell to the Corporation the
                  Loan Shares at a purchase price equal to the principal and accrued interest due on the Loans secured by such Loan Shares; and

                           (ii) The Participant may sell to the Corporation the
                  Participant Shares at a purchase price equal to 90% of the acquisition cost for such Participant Shares. The acquisition cost of Share Deposits will be the Value of such shares as determined in connection with the Loan secured by such shares; provided, however, that the "put" right with respect to Participant Shares shall not apply to Participant Shares acquired after the Effective Date, but only to shares acquired prior to the Effective Date.

         For shares purchased after January 1, 2002:

                  (a) Upon a Participant's termination of employment for reasons other than his Retirement, the Participant shall have the right and option to sell to the Corporation all of the Loan Shares then held by the Plan Administrator as security for the outstanding Loans made to the Participant on the following terms:

                           (i) The Participant may sell to the Corporation the
                  Loan Shares at a purchase price equal to the principal and accrued interest due on the Loans secured by such Loan Shares; and

                  (b) The Participant shall exercise his put option by giving the Corporation written notice within sixty (60) days following the date of his termination of employment.

                  (c) Upon exercise of the put option, the Corporation shall purchase all of the Loan Shares and/or Participant Shares allocated to the Participant's Account at the purchase price described in subparagraph (a) hereof. The proceeds of sale shall first be applied to the satisfaction of all principal and accumulated interest due on any outstanding Loan to the Participant. Any balance remaining shall then be paid to the Participant.

         11. TERMINATION OR AMENDMENT OF PLAN. The Corporation reserves the right to amend, modify, suspend, or terminate the Plan at any time without notice, provided that no such amendment, modification, suspension, or termination shall adversely affect, without the Participant's written consent, any shares of Common Stock previously issued to the Participant.

         12. SPECIAL TRANSITION RULES. The Plan has been restated and amended in its entirely as of the Effective Date. Under the Plan as it existed prior to the Effective Date, a Participation Period commenced September 1, 2001 and was due to end on February 28, 2002. As a result of this amendment of the Plan, this Participation Period will now end on December 31, 2001. This latter date will be a Participation Date, and shares of Common Stock will be purchased on this date on the terms and conditions described in the Plan as it existed prior to the Effective Date. However, any Participant in the Plan who has elected to participate for the Participation Period beginning September 1, 2001, may elect to withdraw any Cash Deposit (plus interest thereon) prior to December 31, 2001, by delivering a notice to the Plan Administrator to that effect prior to December 21, 2001. A Participant who elects such a withdrawal may elect to reparticipate in the Plan effective as of the Effective Date.